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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this amendment no. 1 to the registration statement on Form S-1 (File No. 333-73299) of our report dated February 12, 1999, except for Note 22, as to which the date is March 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of WESCO International, Inc. and subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."


                                                 /s/ PricewaterhouseCoopers LLP


600 Grant Street
Pittsburgh, Pennsylvania
April 9, 1999